Exhibit 99.1

Fraser Canyon Holdings, Inc.

Consolidated Financial Statements

As of and for the year ended December 31, 2024

To the Shareholders

Fraser Canyon Holdings

27524 51A Ave, Langley, BC V4W 4A9

Independent Auditor’s Report

Opinion

We have audited the accompanying consolidated financial statements of Fraser Canyon Holdings (the Company), which comprise the balance sheet as of December 31, 2024, and the related statements of income and comprehensive loss, stockholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ GBQ Partners LLC

Columbus, Ohio

February 17, 2026

FRASER CANYON HOLDINGS, INC.
CONSOLIDATED BALANCE SHEET

December 31, 2024
ASSETS
Current Assets:
Cash	$170,972
Accounts receivable	1,372,803
Inventory	4,915,241
Taxes receivable	129,806
Derivative asset	71,528
Total current assets	6,660,350

Property and equipment, net	128,279
Right-of-use assets	446,118
Deferred tax asset	21,138
Total Assets	$7,255,885

LIABILITIES & STOCKHOLDERS’ EQUITY
Current Liabilities:
Bank indebtedness	$1,538,718
Accounts payable - trade	507,958
Accounts payable – related party	136,286
Accrued expenses	118,386
Operating lease liabilities, current	294,148
Current portion of long-term debt	430,434
Total current liabilities	3,025,930

Long-Term Liabilities:
Operating lease liabilities, noncurrent	151,970
Long-Term debt	1,704,778
Stockholder advances	249,736
Total current liabilities	2,106,484
Total Liabilities	5,132,414

STOCKHOLDERS’ EQUITY:
Common Stock	153
Retained earnings	2,508,892
Accumulated other comprehensive loss	(385,574)
Total stockholder’s equity	2,123,471
Total Liabilities and Stockholders’ Equity	$7,255,885

FRASER CANYON HOLDINGS
CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE LOSS

Twelve Months Ended December 31, 2024
Net Revenue	$16,420,348

Cost of Sales	11,807,723
Gross Profit	4,612,625

Operating Expenses
Advertising and promotion	202,093
Amortization	70,587
Automobile	143,440
Entertainment and client relations	48,172
Insurance	69,741
Office and miscellaneous	28,388
Professional services	216,728
Rent, property taxes and utilities	705,867
Salaries and benefits	2,501,028
Telephone and information technology	128,280
Travel	73,576
Warehouse expenses	119,308
Total operating expenses	4,307,208

Operating Income	305,417

Other Income (Expense)
Interest and other income	840
Interest expense and bank charges	(24,602)
Interest expense on long-term debt	(383,294)
Foreign exchange gain, net	129,286
Total other income (expense)	(277,770)

Income before income taxes	27,647
Income tax expense	(9,173)
Net Income	$18,474

Other Comprehensive Loss
Foreign currency translation adjustment	(374,508)

Comprehensive Loss	$(356,034)

FRASER CANYON HOLDINGS
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

	Common Stock	Retained Earnings	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
Balance at December 31, 2023	$153	$2,490,416	$(11,066)	$2,479,503
Net Income	—	18,476	—	18,476
Foreign currency translation adjustment	—	—	(374,508)	(374,508)
Balance at December 31, 2024	$153	$2,508,892	$(385,574)	$2,123,471

FRASER CANYON HOLDINGS
CONSOLIDATED STATEMENT OF CASH FLOW

Twelve Months Ended December 31, 2024
Cash Flows from Operating Activities
Net income	$18,476
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	71,054
Foreign currency gain, net	(110,949)
Change in operating assets and liabilities:
Accounts receivable, net	245,552
Prepaid expenses	3,650
Inventory	699,237
Accounts payable - trade	(194,556)
Accounts payable – related party	(14,980)
Accrued expenses	(275,329)
Taxes payable	(105,660)
Due to shareholder	54,745
Deferred tax asset	(22,218)
Total adjustments	350,546
Net cash provided by operating activities	369,022

Cash Flows from Investing Activities
Purchase of property and equipment, net	(8,127)

Cash Flows from Financing Activities
Net draws on line of credit	(54,050)
Repayments of long-term debt	(439,236)
Net cash used in financing activities	(493,286)

Effect of foreign currency exchange rates on changes in cash	(30,635)
NET DECREASE IN CASH	(163,026)
CASH AND CASH EQUIVALENTS – BEGINNING OF YEAR	333,998
CASH – END OF YEAR	$170,972

Supplemental Schedule of Cash Flow Information
Cash paid during the year for interest	$383,294
Cash refund during the year for income taxes	40,793

CAROLINA STONE HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Nature and Scope of Business

Fraser Canyon Holdings Inc. (FCHI) is a holding company for its wholly owned operating subsidiaries, Canadian Stone Industries Partnership (CSIP), Canadian Stone Industries Inc (CSII), Continental Stone Industries Inc. (CSIA), and Klad Envelope Solutions Inc. (KLAD) and are collectively referred to herein as the “Company”. The Company distributes natural and manufactured stone products wholesale in Canada and the United States from warehouses in Langley, British Columbia, North York, Ontario, and San Leandro, California.

Note 2 Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of FCHI, CSIP, CSII, CSIA, and KLAD and are collectively referred to as “the Company”. Significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual amounts could differ from those estimates.

Accounts Receivable

Accounts receivable are uncollateralized customer obligations due under normal trade terms and are stated at the amount billed to the customer. Customer account balances that exceed specified trade terms are considered delinquent. The Company does not charge interest on delinquent account balances.

The carrying amount of receivables is reduced by a valuation allowance for expected credit losses, as necessary, that reflects management’s best estimate of the amount that will not be collected. This estimation takes into consideration historical loss experience, current conditions and subsequent cash collections through the date the consolidated financial statements were available to be issued. Actual results could vary from the estimate. Accounts are charged against the allowance when management deems them to be uncollectible. Based on its assessment, management determined that the risk of credit loss was not material; therefore, there was no valuation allowance recorded as of December 31, 2024.

Inventories

Inventory is comprised of natural and manufactured stone products, classified as finished goods, and is valued at the lower of average cost and estimated net realizable value with cost being determined on a first-in first-out average cost basis. The cost of inventory includes the purchase price, transport and other costs directly attributable to the acquisition of inventory.

Property and Equipment

Property and equipment are carried at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets. The estimated useful lives used for financial statement purposes are:

Automotive	30% declining balance
Computer hardware	3 years straight-line
Computer software	100% declining balance
Leasehold improvements	3 years straight-line
Office equipment	20% declining balance

Impairment of Assets

The Company reviews the recoverability of long-lived assets when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of potential impairment is based on the ability to recover the carrying value of the asset from the expected future pretax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations. Impairment charges are recorded as a component of operating expenses within the accompanying statement of income. There were no impairment charges recorded for the year ended December 31, 2024.

Foreign Currency Forward Contracts

The Company uses foreign currency forward contracts to manage exposure to fluctuations in the exchange rate between the U.S. dollar and the Canadian dollar associated with anticipated transactions and balance sheet exposures. These contracts are entered into for risk management purposes and are not designated as accounting hedges under ASC 815, Derivatives and Hedging.

Derivative instruments are recorded at fair value in the consolidated balance sheet within Derivative asset or Derivative liability. Changes in fair value are recognized in current period earnings within foreign exchange (gain) loss, reflecting the economic offset of the underlying exposure.

These contracts are valued using observable market inputs, such as forward exchange rates and discount factors, and are classified within Level 2 of the fair value hierarchy. The Company’s derivative counterparties are major financial institutions, and management believes the risk of nonperformance is not significant.

Fair Value Measurements

U.S. GAAP established a fair value hierarchy that prioritizes the inputs to measure the fair value of the assets or liabilities being measured. Fair value is defined as the exchange value that would be received on the measurement date to sell an asset or to value the amount paid to transfer a liability in the principal or most advantageous market available to the entity in an orderly transaction between market participants. The three levels of the fair value hierarchy are as follows:

Level 1	Inputs are unadjusted quoted market prices in active markets for identical assets or liabilities that the entity has the ability to access at the measurement date. Level 1 inputs provide the most reliable measure of fair value as of the measurement date.

Level 2	Inputs are based on significant observable inputs, including unadjusted quoted market prices for similar assets and liabilities in active markets, unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability.

Level 3	Inputs are significant unobservable inputs for the asset or liability.

The level of the fair value hierarchy within which a fair value measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

Revenue Recognition

The Company recognizes revenue under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606). The Company recognizes revenues when control of the promised materials and services is transferred to the clients, in an amount that reflects the consideration the Company expects to be entitled to receive in exchange for those services.

Sales of manufactured and natural stone products are recognized at a point in time when control transfer to customers, which is generally determined when title, ownership and risk of loss pass to the customer, all of which generally occurs upon shipment or delivery of the product. Based on the Company’s assessment of control indicators, sales are recognized when products are shipped to the customer.

Taxes assessed by a governmental authority that are both imposed on and concurrent with a specific revenue-producing transaction that are collected by the Company from a customer are excluded from revenue.

The Company’s customers pay for products received in accordance with payment terms that are customary within the industry. The Company’s contracts with its customers do not have significant financing components.

The following table provides information about opening and closing totals of contract balances during the presented reporting period

	2024	2023

Accounts receivable, net	$1,372,803	$1,677,280

Shipping and Handling Costs

Shipping and handling costs are accounted for as fulfillment costs and are included in cost of sales in the consolidated statements of operations.

Reporting Currency and Foreign Currency Translation

The consolidated financial statements have been presented in U.S. dollars as the reporting currency. The Company’s principal cash flows are recorded in Canadian dollars, its functional currency. In accordance with U.S. GAAP, assets and liabilities have been translated at exchange rates as of the end of the year and income and expense accounts have been translated at the average exchange rate for the year ended December 31, 2024. The difference resulting from such translations is included in other comprehensive income (loss) as a separate component of stockholder’s equity.

Foreign Currency Transactions

Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in currency other than the Company’s functional currency are included in the results of operations as incurred. As of the balance sheet date, recorded balances that are denominated in a currency other than U.S. dollars have been adjusted to reflect the current exchange rate. Transaction gains and losses are recognized within other income (expense) in the accompanying statement of income.

Leases

Pursuant to GAAP, a contract contains a lease if it conveys the right to control the use of an identified asset for a period of time in exchange for consideration. Control is defined as having both the right to obtain substantially all of the economic benefits from use of the asset and the right to direct the use of the asset. Management only reassesses its determination if the terms and conditions of the contract are changed. Leases with an initial term of 12 months or less are not recorded within the accompanying balance sheet.

Operating leases are included in right-of-use assets and lease liabilities within the Company’s accompanying consolidated balance sheet.

ROU assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments. Lease ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. The Company uses the implicit rate when it is readily determinable. If the Company’s leases do not provide an implicit rate, the Company uses an incremental borrowing rate based on the information available at commencement date in determining the present value of future payments. The incremental borrowing rate is defined as the interest the Company would pay to borrow on a collateralized basis, considering factors such as length of lease term. For operating leases, lease expense is recognized on a straight-line basis in operations over the lease term. For finance leases, lease expense is recognized as amortization and interest; amortization on a straight-line basis over the lease term and interest using the effective interest method.

The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise the option.

The Company has lease agreements with lease and non-lease components; however, the Company has elected the practical expedient to account for the lease and non-lease components as a single lease.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of income in the period that includes the enactment date.

The Company accounts for uncertainty in income tax positions which initially need to be recognized in the financial statements when it is more-likely-than-not the positions will be sustained upon examination by the tax authorities. A recognized tax position is measured at the largest amount of benefit that has a greater than 50% likelihood of being realized upon settlement.

It is the policy of the Company to include in its statements of income penalties and interest assessed by income taxing authorities. There are no penalties or interest related to income taxes included in the 2024 statement of income.

Advertising

Advertising costs are expensed as incurred and totaled $202,093 for the year ended December 31, 2024.

New Accounting Pronouncements

In July 2025, the FASB issued ASU 2025-05, Measurement of Credit Losses for Accounts Receivable and Contract Assets, which amends ASC 326-20 to provide a practical expedient and an accounting policy election related to the estimation of expected credit losses for current accounts receivable and current contract assets that arise from transactions accounted for under ASC 606. Specifically, the ASU provides a practical expedient to assume that current conditions as of the balance sheet do not change for the remaining life of the asset. For entities that elect the practical expedient, the ASU also allows an accounting policy election to consider collection activity after the balance sheet date when estimating expected credit losses. ASU 2025-05 is effective for fiscal years beginning after December 15, 2025, with early adoption permitted. The Company has elected to early adopt the practical expedient and accounting policy election, which did not have a material effect on the accompanying consolidated financial statements.

Cash

Cash is maintained at financial institutions and, at times, balances may exceed federally insured limits.

Inventory

Inventory as of December 31, 2024 consists of the following:

Finished goods	$4,961,635
Reserve for obsolete inventory	(46,394)
Inventory, net	$4,915,241

Derivative Assets and Liabilities

The Company enters into foreign currency forward contracts to manage exposure to fluctuations in U.S. dollar/Canadian dollar exchange rates arising from anticipated inventory purchases and other transactions denominated in U.S. dollars.

The Company estimates the fair value of its foreign currency forward contracts using an income approach valuation technique that reflects the present value of the future contractual cash flows, based on observable forward U.S. dollar/Canadian dollar exchange rates and market based discount factors, and classifies these instruments within Level 2 of the fair value hierarchy.

As of December 31, 2024, the Company held several outstanding forward contracts to purchase an aggregate notional amount of $1,200,000 U.S. dollars, settling in Canadian dollars. The contract deal rates for these forward contracts range from 1.29 to 1.37 CAD per USD. The original contractual maturity extends through December 2025. As of December 31, 2024, the Company has recognized a current derivative asset of $71,528 related to the fair value of its foreign currency forward contracts. The Company recorded an unrealized gain of $110,949 as a component of foreign currency gain, net within the accompanying consolidated statement of income for the year ended December 31, 2024.

The Company is exposed to the risk of nonperformance by its counterparties, but manages this risk by transacting with major financial institutions. No collateral is required to be posted and contracts are presented on a gross basis in the financial statements.

Note 3 Property and Equipment

Property and equipment consisted of the following at December 31, 2024:

Leasehold improvements	$88,663
Computer hardware	99,447
Office equipment	87,801
Plant equipment	626,488
902,397
Accumulated depreciation and amortization	(774,118)
Property & equipment, net	$128,279

Note 4 Bank Indebtedness

The Company maintains a credit facility with Toronto Dominion Bank, providing overdraft and letter of credit availability up to $6,000,000 CAD. The facility bears interest at the prime lending rate plus 0.50% for Canadian dollar advances and the U.S. base rate plus 0.50% for U.S. dollar advances. The facility is secured by a general security agreement and a first charge on inventory, as well as assignment of satisfactory fire insurance.

Note 5 Notes Payable

Notes payable consisted of the following at December 31, 2024:

Toronto Dominion Bank term loan of $2,225,000 CAD repayable in monthly installments of $32,965 CAD, including principal and interest at a rate of 6.43% per annum, maturing on August 30, 2026.	$1,105,119
Toronto Dominion Bank term loan of $1,562,700 CAD repayable in monthly installments of $26,488 CAD, plus accrued interest at prime rate plus 0.50% (5.95% as of December 31, 2024) maturing per annum, maturing on August 30, 2026.	1,030,092
2,135,212
Less: current portion of long-term debt	(430,434)
Notes payable, long-term	$1,704,778

The future maturities of the notes payable as of December 31, 2024 are as follows:

2025	$430,434
2026	1,274,344
Total	$1,704,778

Under the terms of its loan agreements, CSIP is required to maintain a debt service coverage ratio of at least 1.25 times and a total debt to adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization) ratio of no more than 2.75 times. As of December 31, 2024, CSIP was not in compliance with the debt service coverage ratio covenant. Subsequently, the lender provided a waiver for this noncompliance.

Note 6 Share Capital

As December 31, 2024, the Company’s share capital consists of the following classes of shares, each with specific rights and restrictions as set out in the Company’s Articles of Incorporation:

	Par Value (CAD)	Authorized	Issued	Outstanding
Class A Common	$1.00	Unlimited	1,000	1,000
Class B Common	1.00	Unlimited	1,000	1,000
Class C Preferred	0.10	Unlimited	—	—
Class D Preferred	—	Unlimited	—	—
Class E Preferred	0.01	Unlimited	—	—
Class F Preferred	0.01	Unlimited	—	—

The Company’s Class A Common shares are voting common shares that provide no participation or redemption rights. The Company’s Class B Common shares are participating common shares that provide no voting or redemption rights. The Company’s preferred shares (Classes C, D, E, and F) are non-voting and participating, and each class carries specific redemption and retraction rights as follows: Class C and Class D preferred shares are redeemable and retractable at $3,745 per share, Class E preferred shares are redeemable and retractable at an amount to be set by the directors, and Class F preferred shares are redeemable and retractable at $1,000 per share.

Note 7 Leases

The Company leases its office and warehouses under operating leases, which expire at various dates through 2025. Certain leases require the Company to pay its proportionate share of real estate taxes, common area maintenance, utilities, insurance and other ancillary related costs. The office and warehouse operating leases contain rent escalation clauses detailing specific rent increases.

The following summarizes the components of expense recognized in the statement of income for operating leases subject to Accounting Standards Codification 842 (ASC 842), Leases:

Operating lease expense	$424,099
Short-term lease expense	74,822
Total lease expense	$498,921

The following is a schedule of future minimum lease payments required under operating leases as of December 31, 2024:

2025	$310,345
2026	156,040
Total undiscounted Lease Payments	466,385
Less: Present value discount	(20,267)
Total Lease Liability	$446,118

The following summarizes additional information related to operating and finance leases accounted for under ASC 842 for the year ended December 31, 2024:

Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$419,241
ROU assets obtained in exchange for new operating lease liabilities	—
Weighted-average remaining lease term in years for operating leases	1.55
Weighted-average discount rate for operating leases	6.00%

Note 8 Income Taxes

The Company generated a worldwide pre-tax income of $27,648 for the period ended December 31, 2024.

Pre-tax book income has been recorded in the following jurisdictions:

2024
Canadian	$25,250
Foreign	2,367
Total pre-tax income	$27,647

The Company recorded Canadian, Provincial, and Foreign income tax expense for the period ended December 31, 2024 of $6,008, $1,860, and $1,393, respectively.

December 31, 2024
Current:
Canadian	$23,473
Provincial	6,436
Foreign	1,393
31,302

Deferred:
Canadian	(17,552)
Provincial	(4,577)
Foreign	—
Total Income tax expense	$9,173

A reconciliation of statutory Canadian and provincial income tax rates is shown below:

2024
Income before income taxes	$27,647
Statutory rate	9%
Income taxes at statutory rate	2,488
Taxation difference on foreign earnings (U.S.)	1,785
CSII income taxed at higher rates	546
Provincial taxes	1,860
Other permanent differences	(6,657)
Effects of cross border transactions	7,630
Payable true-up	1,521
Total	$9,173

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities are as follows:

2024
Deferred tax assets:
Loss and tax credit carryforwards	$20,760
Investment in partnership	428
Gross deferred tax assets	21,188
Valuation allowance	—
Net deferred tax assets	$21,188

Deferred tax liabilities:
Property and equipment	(50)
Net deferred taxes	$21,138

Note 9 Related Party Transactions

As of December 31, 2024, accounts payable – related party includes amounts due to certain stockholders of the Company related to Class D preferred share dividends declared in December 2023. These amounts are owed to holders of the Company’s preferred equity interests, who are related parties by virtue of their ownership interests in the Company. As of December 31, 2024, the balance owed to the holders of Class D preferred shares is $46,813.

In connection with the Company’s acquisition of KLAD in a prior period, certain operating expenses of the Company were paid by Dream Family Holdings, a related party that previously owned KLAD. Amounts payable to Dream Family Holdings primarily relate to expenses paid on behalf of the Company during the transition period following the acquisition. As of December 31, 2024, the balance due to Dream Family Holdings also included in accounts payable – related party is $31,099.

During 2024, the Company received advances from a stockholder of $54,745 to fund working capital needs. Advances from the stockholder are unsecured, non-interest bearing and are due on demand. As of December 31, 2024, the balance payable under the advance is $249,736. The payable is classified as long-term based on the repayment intent of the Company and stockholder.

Note 10 Concentrations

The Company extends trade credit to its customers upon evaluation of customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is principally dependent on each customer’s financial position. For the purpose of assessing a customer’s relative concentration, a group of entities under common control is considered a single customer.

Sales to one customer accounted for approximately 18% of sales for the years ended December 31, 2024. Amounts due from one customer accounted for approximately 14% of accounts receivable as of December 31, 2024. In addition, the Company is economically dependent on its two primary suppliers for a significant portion of the products it sells.

Note 11 Contingencies

The Company may become involved from time-to-time in operational, litigation and regulatory matters incidental to its business, including product liability, commercial disputes and other matters arising out of the normal conduct of its business. The Company accrues for contingencies if it is probable that a liability has been incurred and the amount of loss can be reasonably estimated.

Note 12 Subsequent Events - Date of Management Evaluation

Management has evaluated subsequent events through the date of the Independent Auditor’s Report, the date on which the financial statements were available to be issued.

On December 1, 2025 Capstone Holdings Corp. (“Capstone”) (NASDAQ: CAPS) acquired 100% of the outstanding equity interests of the Company. As a result of the transaction, the Company became an indirect wholly owned subsidiary of Capstone.